EXHIBIT 23.1

                       INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-35357 of Giant Industries, Inc. on Form S-8 of our reports dated March 3, 1997 and March 12, 1997 appearing in the Annual Report on Form 10-K of Giant Industries, Inc. for the year ended December 31,
1996 and in the Annual Report on Form 11-K of Giant Industries, Inc.
for the year ended December 31, 1996, respectively.





DELOITTE & TOUCHE LLP

Phoenix, Arizona
March 26, 1997